    As filed with the Securities and Exchange Commission on August 17, 1999
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   _________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                       AND
                            POST-EFFECTIVE AMENDMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   _________
                            MERRILL LYNCH & CO., INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                      13-2740599
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
   of incorporation or organization)

                             World Financial Center
                                   North Tower
                            New York, New York 10281
                                 (212) 449-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   _________

           MERRILL LYNCH & CO., INC. 401(k) SAVINGS & INVESTMENT PLAN
                            (Full title of the plan)

                                   _________
                              Mark B. Goldfus, Esq.
                            Merrill Lynch & Co., Inc.
                            222 Broadway - 17th Floor
                            New York, New York 10038
                                 (212) 670-0180
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of securities                 Amount to      Proposed maximum offering       Proposed maximum aggregate      Amount of
    to be registered                 be registered          price per unit                  offering price          registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.33-1/3 per share, (including
Preferred Stock Purchase Rights)
(1)..............                         20,000,000          $65.21875                    $1,304,375,000          $ 362,616.25
Interests in the
Plan...............                           (3)                N/A                           N/A                       N/A
====================================================================================================================================

    (1) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
    (2) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the Plan that are covered by this Registration Statement. The filing fee is calculated in accordance with Rule 457(c), based on the average of the high and low prices of the Common Stock reported in the consolidated reporting system on August 11, 1999.
    (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus to be delivered pursuant to this Registration Statement will be a combined prospectus relating also to (i) the shares registered hereunder and (ii) to the remaining unsold shares and Plan interests registered under Registration Statement No. 333-41425. The Post-Effective Amendments shall become effective upon filing in accordance with Section 8(c) of the Securities Act of 1933 and Rule 464 promulgated thereunder.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Annual Report of Merrill Lynch & Co., Inc. (the "Company") on Form 10-K for the fiscal year ended December 25, 1998, Quarterly Reports on Form 10-Q for the quarters ended March 26, 1999 and June 25, 1999, and Current Reports on Form 8-K dated December 28, 1998, January 19, 1999, February 17, 1999, February 18, 1999, February 22, 1999, February 23, 1999, March 26, 1999, April 13, 1999,
April 19, 1999, May 26, 1999, May 28, 1999 (two reports), June 1, 1999, June 25,
1999, July 12, 1999, July 13, 1999, July 21, 1999, and August 4, 1999 (two
reports) filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference herein.

         The Annual Report of the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan (the "Plan"), on Form 11-K for the fiscal year ended December 25, 1998, filed pursuant to Section 15(d) of the Exchange Act, is incorporated by reference herein.

         All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Company who serve as administrators of the Plan. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

4(a) Restated Certificate of Incorporation of the Company effective as of April 28, 1998 (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1998 (File No. 1-7182) ("1998 First Quarter 10-Q"), and to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998 (File No. 1-7182)).
4(b)     By-Laws of the Company, effective as of July 26, 1999.
4(c) Form of Amended and Restated Rights Agreement dated as of December 2, 1997 between the Company and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated December 2, 1997 (File No. 1-7182)).
4(d) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Series A Junior Preferred Stock (incorporated by reference to Exhibit 3(i) to the 1998 First Quarter 10-Q; specifically, those pages attached as Exhibit A to Exhibit 3(i)).
4(e) Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's 9% Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 3(i) to the 1998 First Quarter 10-Q; specifically, those pages attached as Exhibit B to Exhibit 3(i)).
5(a)     Opinion of Brown & Wood  LLP.
5(b) Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code (incorporated by reference to Exhibit 5(b) to the Company's Registration Statement on Form S-8 (File No. 333-00863).
15       Letter re: unaudited interim financial information.
23(a)    Consent of Brown & Wood LLP (included as part of Exhibit 5(a)).
23(b)    Consent of Deloitte & Touche LLP.
24       Power of Attorney (included on page 5).

Item 9.  Undertakings

         The undersigned registrants hereby undertake:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, (and, with respect to the Plan, each filing of the Plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 17th day of August, 1999.

                                              MERRILL LYNCH & CO., INC.


                                              By  /s/  DAVID H. KOMANSKY
                                                 ----------------------------
                                                       David H. Komansky
                                                     (Chairman of the Board and
                                                      Chief Executive Officer)

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Komansky, E. Stanley O'Neal and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of August, 1999.




                   Signature                                                   Title
                   ---------                                                   -----
         /s/ DAVID H. KOMANSKY                                       Chairman of the Board, Chief
---------------------------------------------------------            Executive Officer and Director
            (David H. Komansky)

         /s/ E. STANLEY O'NEAL                                       Executive Vice President and
---------------------------------------------------------            Chief Financial Officer (Principal
            (E. Stanley O'Neal)                                      Financial Officer)

         /s/ AHMASS L. FAKAHANY
---------------------------------------------------------            Senior Vice President and Controller
            (Ahmass L. Fakahany)                                     (Principal Accounting Officer)




                   Signature                                                           Title
                   ----------                                                          -----
         /s/ W.H. CLARK                                                               Director
---------------------------------------------------------
            (W.H. Clark)

         /s/ JILL K. CONWAY                                                           Director
---------------------------------------------------------
            (Jill K. Conway)

         /s/ STEPHEN L. HAMMERMAN                                                     Director
---------------------------------------------------------
            (Stephen L. Hammerman)

         /s/ GEORGE B. HARVEY                                                         Director
---------------------------------------------------------
            (George B. Harvey)

         /s/ WILLIAM R. HOOVER                                                        Director
---------------------------------------------------------
            (William R. Hoover)

         /s/ ROBERT P. LUCIANO                                                        Director
---------------------------------------------------------
            (Robert P. Luciano)

         /s/ DAVID K. NEWBIGGING                                                      Director
---------------------------------------------------------
            (David K. Newbigging)

         /s/ AULANA L. PETERS                                                         Director
---------------------------------------------------------
            (Aulana L. Peters)

         /s/ JOHN J. PHELAN, JR.                                                      Director
---------------------------------------------------------
            (John J. Phelan, Jr.)

         /s/ JOHN L. STEFFENS                                                         Director
---------------------------------------------------------
            (John L. Steffens)

         /s/ WILLIAM L. WEISS                                                         Director
---------------------------------------------------------
            (William L. Weiss)


The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee (the persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on the 17th day of August, 1999.

                                           MERRILL LYNCH & CO., INC.
                                           401(k) SAVINGS & INVESTMENT PLAN



                                           /s/ KENNETH J. REIFERT
                                          --------------------------------------
                                           Kenneth J. Reifert
                                           (Chairman, Administrative Committee)

                                 Exhibit Index


Exhibit No.       Description                                                                   Page
-----------       ------------                                                                  ----
  4(a)            Restated Certificate of Incorporation of the Company effective as of April 28, 1998 (incorporated by reference to Exhibit
                  3(i) to the Company's Quarterly Report on Form 10-Q for the
                  quarter ended March 27, 1998 (File No. 1-7182) ("1998 First
                  Quarter 10-Q"), and to Exhibit 3 to the Company's Quarterly
                  Report on Form 10-Q for the quarter ended September 25, 1998
                  (File No. 1-7182)).
+ 4(b)            By-Laws of the Company, effective as of July 26, 1999.
  4(c)            Form of Amended and Restated Rights Agreement dated as of
                  December 2, 1997 between the Company and ChaseMellon
                  Shareholder Services, L.L.C. (incorporated by reference to
                  Exhibit 4 to the Company's Current Report on Form 8-K dated
                  December 2, 1997 (File No. 1-7182)).
  4(d)            Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Series A Junior
                  Preferred Stock (incorporated by reference to Exhibit 3(i) to the 1998 First Quarter 10-Q; specifically, those pages
                  attached as Exhibit A to Exhibit 3(i)).
  4(e)            Certificate of Designations of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's 9% Cumulative
                  Preferred Stock, Series A (incorporated by reference to
                  Exhibit 3(i) to the 1998 First Quarter 10-Q; specifically, those pages attached as Exhibit B to Exhibit 3(i)).
+  5(a)           Opinion of Brown & Wood LLP.
   5(b)           Internal Revenue Service determination letter that the Plan is qualified under ection 401 of the Internal Revenue Code
                  (incorporated by reference to Exhibit 5(b) to the Company's
                  Registration Statement on Form S-8 (File No. 333-00863) .
+ 15              Letter re: unaudited interim financial information.
+ 23(a)           Consent of Brown & Wood LLP (included as part of Exhibit 5
                  (a)).
+ 23(b)           Consent of Deloitte & Touche LLP.
+ 24              Power of Attorney (included on Page 5).



+ Filed herewith.
